UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2021

Churchill Downs Incorporated

(Exact name of registrant as specified in its charter)

Kentucky	001-33998	61-0156015
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400 Louisville, Kentucky	40222
(Address of Principal Executive Offices)	(Zip Code)

(502)- 636-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CHDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Churchill Downs Incorporated (“CDI”) (NASDAQ: CHDN) today announced that it has issued $200 million in aggregate principal amount of 4.75% senior notes due 2028 (the “Additional Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

CDI also announced today that it successfully closed its previously announced $300 million senior secured term loan B due 2028 (the “Term Loan B”).

Indenture

The terms of the Additional Notes are governed by that certain indenture entered into on December 27, 2017 (the “Base Indenture”), as amended and supplemented by a first supplemental indenture dated as of December 12, 2018 (the “First Supplemental Indenture”) as amended and supplemented by a second supplemental indenture dated as of March 17, 2021 (the “Second Supplemental Indenture,” and together with the Base Indenture and First Supplemental Indenture, the “Indenture”) by and among CDI, certain of its subsidiaries (the “Guarantors”), and US Bank National Association, as trustee.

The interest payment dates are January 15 and July 15, commencing on July 15, 2021. CDI may redeem some or all of the Additional Notes at any time prior to January 15, 2023, at a price equal to 100% of the principal amount of the Additional Notes redeemed plus an applicable make-whole premium. On or after such date CDI may redeem some or all of the Notes at redemption prices set forth in the Indenture. The terms of the Indenture, among other things, limit the ability of CDI to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a change of control triggering event (as defined in the Indenture), CDI will be required to make an offer to purchase the Additional Notes at a price equal to 101% of the principal amount of the Additional Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable;

and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 30% in aggregate principal amount of the then outstanding series of Additional Notes may declare all the Additional Notes of such series to be due and payable immediately. The Second Supplemental Indenture is filed as Exhibit 4.1 hereto and this description thereof is qualified by reference thereto.

Registration Rights Agreement

In connection with the issuance of the Additional Notes, CDI and the Guarantors entered into a Registration Rights Agreement to register any Additional Notes under the Securities Act for resale that are not freely tradable 366 days from March 17, 2021. The agreement is filed as Exhibit 4.2 hereto and this description thereof is qualified by reference thereto.

Incremental Joinder Agreement

CDI as borrower and certain of its subsidiaries entered into an incremental joinder agreement No.1 to senior secured credit agreement (the “Incremental Joinder Agreement”) with JPMorgan Chase Bank, N.A., as initial lender with respect to the Term Loan B, and JPMorgan Chase Bank, N.A. as Administrative Agent. JPMorgan Chase Bank, N.A., Fifth Third Bank, PNC Capital Markets LLC, U.S. Bank National Association and Wells Fargo Securities, LLC acted as Lead Arrangers and Bookrunners, Fifth Third Bank, PNC Capital Markets LLC and U.S. Bank National Association acted as Co-Syndication Agents and KeyBank National Association acted as Senior Managing Agent, in each case with respect to the Incremental Joinder Agreement.

The Incremental Joinder Agreement, which amends the senior secured credit agreement dated as of December 27, 2017, among CDI as borrower, the Guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, provides for the Term Loan B in the aggregate principal amount of $300,000,000. The Term Loan B bears interest at LIBOR plus 200 basis points. The Guarantors guaranty CDI’s obligations with respect to the Term Loan B and the Term Loan B is secured by substantially all assets of the Borrower and the Guarantors. The Incremental Joinder Agreement is filed as Exhibit 10.1 hereto and this description thereof is qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 under “Indenture” and “Incremental Joinder Agreement” is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

4.1	Second Supplemental Indenture dated as of March 17, 2021, among Churchill Downs Incorporated, the Guarantors party thereto, and U.S. Bank National Association, as trustee.

4.2	Registration Rights Agreement dated March 17, 2021 by and among Churchill Downs Incorporated, the Guarantors and the representatives of the initial purchasers.

10.1	Incremental Joinder Agreement No. 1 among Churchill Downs Incorporated, the credit parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as agent, dated March 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

March 17, 2021		/s/ Marcia A. Dall
	By:	Marcia A. Dall
	Title:	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)